SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 August 22, 2000
                                 ---------------
                                (Date of report)


                             PROTOSOURCE CORPORATION
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   33-86242                   77-0190772
         ----------                   --------                   ----------
(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
 of Incorporation)                                           Identification No.)



                          2300 Tulare Street, Suite 210


                            Fresno, California 93721
                    (Address of Principal Executive Offices)


                                 (559)-490-8600
                                 --------------
              (Registrant's telephone number, including area code)



                    ----------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

     On August 22, 2000, effective as of August 1, 2000, Protosource Corporation ("Protosource" or the "Company") consummated their acquisition of all of the outstanding capital stock of Suncoast Automation, Inc., a Delaware corporation ("Suncoast"), in exchange for the issuance of 1,303,072 shares of Protosource Common Stock and the potential of an additional 1,000,000 shares of Common Stock based on certain performance criteria. The transaction was completed in accordance with the terms of the stock exchange agreement, dated as of August 22, 2000, and effective as of August 1,2000, between the Company, Suncoast and the shareholders of Suncoast.

     After the acquisition, Suncoast has become a wholly owned subsidiary of the Company. Suncoast operates as a Private Cable Operator ("PCO") that builds, upgrades and maintains cable systems as well as managing programming for the Multi-housing Industry. This market segment is largely composed of the lodging industry, specifically the time-share resort niche. As an additional part of the completed transaction, Protosource has hired Mark Blanchard, Suncoasts's former Chairman of the Board, as Vice President and General Manager and Theodore Triantafilu, Suncoast's former Chief Operating Officer, as Director of Protosource and COO of the Suncoast Division of Protosource.

ITEM 5. Other Events.

     NONE

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired



     (b)  Pro Forma Financial Information



     (c)  Exhibits

     Number         Description
     ------         -----------

      10.1 Agreement, dated as of August 22, 2000 and effective as of August 1, 2000, by and among Protosouce Corporation, Suncoast Automation, Inc. and the Shareholders of Suncoast Automation, Inc.

      10.2 Form of Employment Agreement, dated as of August 1, 2000, between Protosource Corporation and Theodore Triantafilu.

      10.3 Form of Employment Agreement, dated as of August 1, 2000, between Protosource Corporation and Mark Blanchard.

      10.4 Form of Employment Agreement, dated as of August 1, 2000, between Protosource Corporation and Kent Spears.

      23.2          Consent of Cherry, Bekaert & Holland, L.L.P.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                          PROTOSOURCE CORPORATION
                                          -----------------------
                                          (Registrant)


Date: August 28, 2000                     /s/ William Conis
                                          -----------------
                                          William Conis, Chief Executive Officer

                            SUNCOAST AUTOMATION, INC.

                              Financial Statements
                           December 31, 1999 and 1998


                                    Contents
                                    --------

                                                                          Page
                                                                          ----

Report of Independent Certified Public Accountants                          2

Balance Sheets                                                              3

Statements of Operations                                                    4

Statements of Changes in Stockholders' Deficit                              5

Statements of Cash Flows                                                    6

Notes to Financial Statements                                            7 - 12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Stockholders
Suncoast Automation, Inc.
Oldsmar, Florida


We have audited the accompanying balance sheets of Suncoast Automation, Inc. as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended December 31, 1999 and the period from inception through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suncoast Automation, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year and period then ended, in conformity with generally accepted accounting principles.


/s/ Cherry, Bekaert & Holland, L.L.P.


St. Petersburg, Florida
May 26, 2000, except Notes 5 and 12
  which are dated August 14, 2000


                                   SUNCOAST AUTOMATION, INC.

                                        Balance Sheets

                                                                                December 31,
                                                             June 30,     ----------------------
                                                               2000          1999         1998
                                                             ---------    ---------    ---------
                                                            (unaudited)
Current assets
    Cash                                                     $ 127,651    $   9,541    $     102
    Accounts receivable                                         30,857       62,805         --
    Inventory                                                   13,783       13,783         --
    Prepaid expenses                                            27,838       17,768         --
                                                             ---------    ---------    ---------
           Total current assets                                200,129      103,897          102
                                                             ---------    ---------    ---------

Property and equipment - net                                   645,942      385,247        1,652

Intangible assets - net                                           --         12,035         --
                                                             ---------    ---------    ---------

           Total assets                                      $ 846,071    $ 501,179    $   1,754
                                                             =========    =========    =========


                             Liabilities and Stockholders' Deficit

Current liabilities
    Accounts payable                                         $ 126,019    $ 113,749    $  33,222
    Accrued payroll                                            196,221       76,760         --
    Deferred revenue                                            15,299         --           --
    Accrued interest                                             7,500       24,881         --
    Notes payable                                              550,000      715,000         --
    Stockholder note payable                                    60,183       60,183         --
                                                             ---------    ---------    ---------
           Total current liabilities                           955,222      990,573       33,222

Committments and contingencies                                    --           --           --

Stockholders' deficit
    Preferred stock                                               --           --           --
    Common stock                                                   119          100           85
    Paid in capital                                            781,147        6,812         --
    Accumulated deficit                                       (890,417)    (496,306)     (31,553)
                                                             ---------    ---------    ---------
           Total stockholders' deficit                        (109,151)    (489,394)     (31,468)
                                                             ---------    ---------    ---------

           Total liabilities and
             stockholders' deficit                           $ 846,071    $ 501,179    $   1,754
                                                             =========    =========    =========


                               See notes to financial statements

                                               3

                                    SUNCOAST AUTOMATION, INC.

                                     Statements of Operations


                                                                      For the period from inception through
                                           For the six-month periods       December 31, 1998 and for the
                                                ended June 30,             year ended December 31, 1999
                                           -------------------------       ----------------------------
                                             2000            1999             1999             1998
                                           ---------       ---------        ---------       ---------
                                          (unaudited)     (unaudited)
Revenue
    Sales                                  $ 102,253       $  44,841        $ 164,535       $  16,203

Less cost of goods sold                       83,258           1,307           65,236          26,399
                                           ---------       ---------        ---------       ---------

           Gross profit (loss)                18,995          43,534           99,299         (10,196)

Operating expenses
    Selling, general and
      administrative expenses                364,269          80,426          511,785          17,019
                                           ---------       ---------        ---------       ---------


             Loss from operations           (345,274)        (36,892)        (412,486)        (27,215)
                                           ---------       ---------        ---------       ---------

Other income (expense)
    Interest income                            2,423            --              3,718            --
    Interest expense                         (41,964)           --            (13,881)           --
    Other expense                             (9,296)           --             (8,170)           --
                                           ---------       ---------        ---------       ---------

           Total other
           income (expense)                  (48,837)           --            (18,333)           --
                                           ---------       ---------        ---------       ---------

           Net loss                        $(394,111)      $ (36,892)       $(430,819)      $ (27,215)
                                           =========       =========        =========       =========


                                 See notes to financial statements

                                                4


                                               SUNCOAST AUTOMATION, INC.

                                    Statements of Changes in Stockholders' Deficit


                                         Preferred stock          Common stock
                                     ----------------------   ----------------------     Paid in  Accumulated
                                        Shares     Amount      Shares       Amount       Capital    Deficit       Total
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Beginning balances                         --     $    --          --      $    --      $    --     $    --      $    --

Issuance of common stock                   --          --        85,000           85         --          --             85

Net income (loss) from inception
through December 31, 1998                  --          --          --           --           --       (27,215)     (27,215)

Distributions in 1998                      --          --          --           --           --        (4,338)      (4,338)
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Balances, December 31, 1998                --          --        85,000           85         --       (31,553)     (31,468)

Exchange of common stock                   --          --       (85,000)         (85)        --          --            (85)

Issuance of common stock                   --          --       100,000          100         --          --            100

Contributions                              --          --          --           --          6,812        --          6,812

Net income (loss) for 1999                 --          --          --           --           --      (430,819)    (430,819)

Distributions in 1999                      --          --          --           --           --       (33,934)     (33,934)
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Balances, December 31, 1999                --          --       100,000          100        6,812    (496,306)    (489,394)

Conversion of note payable                 --          --         9,728           10      774,335        --        774,345

Exercise of options                        --          --         9,000            9         --          --              9

Net loss for the six months
ended June 30, 2000                        --          --          --           --           --      (394,111)    (394,111)
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Balances, June 30,
2000 (unaudited)                           --     $    --       118,728    $     119    $ 781,147   $(890,417)   $(109,151)
                                      =========   =========   =========    =========    =========   =========    =========


                                           See notes to financial statements

                                                          5

                                              SUNCOAST AUTOMATION, INC.

                                              Statements of Cash Flows


                                                                                                 For the period from
                                                                                                  inception through
                                                              For the six-month periods     December 31, 1998 and for the
                                                                   ended June 30,           year ended December 31, 1999
                                                              -------------------------     ----------------------------
                                                                 2000           1999            1999            1998
                                                              ---------       ---------       ---------       ---------
Cash flows from operating activities                         (unaudited)     (unaudited)
    Reconciliation of net income to net cash
      used in operating activities
        Net loss                                              $(394,111)      $ (36,892)      $(430,819)      $ (27,130)
        Adjustments to reconcile net income to net
          cash used in provided by operating activities:
           Depreciation and amortization                         49,542             216          31,008              43
           Decrease (Increase) in accounts receivable            31,948            --           (62,805)           --
           Increase in inventories                                 --              --            (6,956)           --
           Increase in prepaid expenses                         (10,070)         (6,000)        (17,768)           --
           Increase (Decrease) in accounts payable               12,270         (32,406)         80,527          33,222
           Increase in accrued expenses and other               176,723            --           101,641            --
                                                              ---------       ---------       ---------       ---------
              Net cash used in operating activities            (133,698)        (75,082)       (305,172)          6,135
                                                              ---------       ---------       ---------       ---------


Cash flows from investing activities
    Capital expenditures                                       (298,192)        (41,784)       (402,568)         (1,695)
                                                              ---------       ---------       ---------       ---------
              Net cash used in investing activities            (298,192)        (41,784)       (402,568)         (1,695)
                                                              ---------       ---------       ---------       ---------


Cash flows from financing activities
    Proceeds from long-term debt borrowings                     550,000          80,000         715,000            --
    Proceeds from stockholder notes payable                        --            83,800          60,183            --
    Debt issuance costs                                            --              --           (24,070)           --
    Distributions to stockholders                                  --           (31,934)        (33,934)         (4,338)
                                                              ---------       ---------       ---------       ---------
              Net cash provided by financing activities         550,000         131,866         717,179          (4,338)
                                                              ---------       ---------       ---------       ---------

              Net increase in cash                              118,110          15,000           9,439             102

Cash at beginning of period                                       9,541             102             102            --
                                                              ---------       ---------       ---------       ---------

Cash at end of period                                         $ 127,651       $  15,102       $   9,541       $     102
                                                              =========       =========       =========       =========

Cash paid for interest                                        $    --         $    --         $    --         $    --
                                                              =========       =========       =========       =========

Non-cash financing activities
    Stockholder contribution of inventory                     $    --         $    --         $   6,812       $    --
                                                              =========       =========       =========       =========


                                          See notes to financial statements

                                                        6

                            SUNCOAST AUTOMATION, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


Note 1 - Summary of significant accounting policies
---------------------------------------------------

Financial statement presentation

The financial statements include the activities of Suncoast Home Automation, Inc. (Home) and Suncoast Automation, Inc. (Auto), collectively known as "the Company", for the period from Home's inception, May 23, 1998 through and as of December 31, 1998. In 1999, the companies merged as described in Note 2 and, accordingly, the activities of Home and Auto are included in the 1999 financial statements.

In management's opinion, the financial information as of and for the six month period ended June 30, 2000 and 1999 which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information for those interim periods. Operating results for the six month periods ended June 30, 2000 and 1999, are not necessarily indicative of the results that may be expected in future periods.

Cash equivalents

For the purpose of the statement of cash flows, Suncoast Automation, Inc. (the Company) considers all short-term debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1999, the Company owned no cash equivalents.

Allowance for uncollectible accounts

The Company provides an allowance for uncollectible accounts based upon prior experience and management's assessment of the collectibility of specific accounts.

Inventory

Inventory consists of parts for replacement of existing cable systems and is stated at the lower of cost (first-in, first-out) or market.

Property and equipment

Property and equipment are stated at cost. Construction costs, including interest during construction and applicable overhead, are capitalized. Provisions for depreciation are determined on the straight-line method, over the estimated useful lives of the related assets ranging from five to seven years. Maintenance and repairs are charged to operating expenses as incurred, and renewals and betterments are capitalized. Any gains and losses on the sale of property are reflected in current operations.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 1 - Summary of significant accounting policies - continued
---------------------------------------------------------------

Intangible assets

Intangible assets consist of debt issuance costs. Amortization of debt issuance costs is provided over the term of the loan on a straight line basis which is not materially different from the interest method. Accumulated amortization at December 31, 1999 is $12,035.

Income taxes

Income taxes are accounted for according to Statement of Financial Accounting Standards No. 109, (SFAS 109). The statement requires the use of an asset and liability approach for the recognition of income taxes. Deferred tax assets and liabilities are recorded for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

Advertising costs are expensed as incurred and totaled $1,924 and $0 for the year and period ended December 31, 1999 and 1998, respectively.

Stock option plan

The Company applies the provisions of Accounting Principles Board Opinion No. 25 in accounting for the plan and accordingly, no compensation expense has been recognized in connection with the granting of the stock options. In accordance with SFAS No. 123, Accounting for Stock-Based Compensation, the Company adopted the disclosure - only option and elected to apply the provisions of APB No. 25 for financial statement purposes.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 2 - Organization and merger
--------------------------------

Suncoast Home Automation, Inc. (Home) incorporated in Florida as an "S" corporation on May 23, 1998. Suncoast Automation, Inc. (Auto) incorporated on June 29, 1999 as a Delaware "C" corporation. On July 8, 1999 a plan of merger was effected with Home whereby Auto was the surviving corporation. The shareholders of Home received one share of Auto for each Home share of stock. The merger was accounted for as a transfer between entities under common control similar to a pooling of interests.

Note 3 - Nature of business
---------------------------

The Company, headquartered in Oldsmar, Florida, was incorporated in June 1999 as a Delaware corporation. The Company provides interactive cable television systems and services to the timeshare resort industry. Currently, the Company operates systems, under contracts for generally seven years, in Scottsdale, Arizona, Williamsburg, Virginia, St. Croix, U.S. Virgin Islands and Sint Marteen. The Company also has a service agreement with an amusement park in Orlando, Florida.

Note 4 - Property and equipment
-------------------------------

Property and equipment and related allowance for depreciation are summarized as follows:

                                                 1999        1998
                                                 ----        ----
           Cable system equipment - on site   $ 352,758    $    --
           Office equipment and furnishings      36,643        1,695
           Computers                             14,862         --
                                              ---------    ---------
                                                404,263        1,695
           Less accumulated depreciation        (19,016)         (43)
                                              ---------    ---------

           Property and equipment, net        $ 385,247    $   1,652
                                              =========    =========

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 5 - Note payable
---------------------

Note payable consists of a secured convertible note payable dated July 19, 1999 with interest compounded monthly at 8% per annum. Security for the note includes the Company's rights to and interests in certain agreements and future income derived therefrom. No principal or interest payments are due until maturity, July 19, 2000. The holder of the note has the right to convert the note, any time prior to the maturity date, into approximately ten percent of the Company's outstanding shares. In May 2000, the holder converted this debt into 9,728 shares of common stock. The holder of the note also owns a warrant for the purchase of an additional 6,383 shares of the Company's common stock for $.01 per share. This warrant is exercisable until July, 19, 2009. The holder of the note also has an option to purchase additional common stock up to approximately ten percent of the then existing authorized shares for up to $1.1 million. Interest expense for 1999 was $13,881 which is net of capitalized interest of $11,000.

In May 2000, the Company entered into a senior secured promissory note agreement with Protosource, Inc. for $500,000. The note is payable at the earliest of one year, at the time of any public or private debt offering greater than two million dollars or if the Company's stock is exchanged for another company's stock. Interest is accruing at 12% and is payable at maturity. The note is secured with 91,000 shares of the Company's stock owned by individuals. Protosource, Inc. has also entered into a binding agreement with the Company for the purchase of the Company's stock.

Note 6 - Notes payable - stockholder
------------------------------------

A stockholder of the Company advanced funds to the Company for cash flow needs. There are no stated terms for repayment.

Note 7 - Income taxes
---------------------

The Company has available a net operating loss carryforward, generated in 1999, of approximately $350,000 which will expire in 2019. This net operating loss can be carried forward to reduce future taxable income of an equal amount with a potential tax effect of approximately $140,000. No asset has been recocognized in these financial statements relating to this carryforward due to the uncertainty of the ultimate realization and timing of taxable income to offset. This valuation was recorded because management's estimates of the realization of the benefits are more likely than not to result in less than full utilization of the losses due to the start up nature of the business and having no history of profitable operations. The Company's tax returns, not barred by statute, are subject to audit and possible adjustment.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 8 - Lease commitments
--------------------------

The Company leases office space in Oldsmar, Florida under an operating lease for a three year term ending in July 2002 at a base annual rent of $18,000 per year and increased by five percent in each subsequent year. Minimum lease commitments are as follows:

                   Year ending
                   December 31
                   -----------
                      2000                           $18,450
                      2001                            19,373
                      2002                             9,922


Note 9 - Capitalization
-----------------------

The Company is authorized to issue 2,000,000 shares of common stock with a par value of $.001 per share. Common stock issued and outstanding at December 31, 1999 is 100,000 shares. The Company is also authorized to issue 500,000 shares of preferred stock with a par value of $.001 per share. At December 31, 1999 there were no shares of preferred stock issued or outstanding.

Note 10 - Major customers
-------------------------

Approximately seventy percent of the Company's sales for 1999 were to one customer. On May 31, 2000 the parent corporation of this customer filed for protection under current bankruptcy laws. The Company's customer contracts directly with homeowner associations where the service is provided. Management believes there will be no significant adverse impact on its operations as a result of these actions. The remainder of the Company's sales are to another customer.

Note 11 - Stock option plan
---------------------------

On July 29, 1999, the Company's shareholders approved the Suncoast Automation, Inc. Formation Stock Incentive Plan that provided the issuance of 9,000 options for key employees to purchase the Company's common stock. As of December 31, 1999, 9,000 shares had been awarded under the plan at an exercise price of $.001 per share. The exercise price of each option approximates the fair market value of the Company's common stock at the date of the grants. One half of the options vest on January 1, 2000 and the remaining half vest on January 1, 2001. Certain acceleration clauses exist. The options expire on July 27, 2009. Due to the start up nature of the Company at the grant date of the options, no compensation expense has been assigned to the options, and the fair value of the options granted is considered immaterial.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 12 - Liquidity
-------------------

At December 31, 1999, the Company has a deficiency in assets of $490,000, current liabilities of $990,000 and successive years of losses. However, management has taken certain actions to obtain additional capital and improve liquidity. Certain liabilities totaling $740,000 were converted to equity subsequent to December 31, 1999. Also, additional loans were obtained with repayment terms extending beyond 2000. In addition, start up costs and non-recurring expenses were incurred in 1999 which are not anticipated in the future. The Company also has long term contracts for cable services that will produce revenues sufficient to cover operating costs at a minimum funding level. Management has entered into a binding agreement with a third party for the purchase of its stock which will provide access to additional sources of funds. Management believes the conversion of debt to equity already completed, along with existing operating contracts are adequate to fund operations at the current level. Management also believes that other potential sources of funds will provide sufficient capital resources to fund expansion. However, there can be no assurances that such potential sources of funds will be obtained or that they will be adequate to fund expanded operations.

                             PROTOSOURCE CORPORATION
               UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET
                                  JUNE 30, 2000


The following unaudited proforma combined balance sheet gives effect to the acquisition of Suncoast Automation, Inc. ("Suncoast") by ProtoSource Corporation ("Proto") in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma balance sheet gives effect to the acquisition as if it had occurred on June 30, 2000. This proforma balance sheet should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and Suncoast.


                                                                            Proforma         Proforma
ASSETS                                         Proto         Suncoast      Adjustments       Combined
------                                         -----         --------      -----------       --------
Current Assets:
   Cash and cash equivalents               $    935,454    $    127,651    $       --      $  1,063,105
   Accounts receivable                          106,514          30,857            --           137,371
   Inventory                                       --            13,783            --            13,783
   Prepaid expenses and other                    10,140          27,838            --            37,978
   Note receivable                              500,000            --       (1)(500,000)           --
                                           ------------    ------------    ------------    ------------

     Total Current Assets                     1,552,108         200,129        (500,000)      1,252,237
                                           ------------    ------------    ------------    ------------

Property and Equipment, at cost:
  Equipment                                     979,613         657,647            --         1,637,260
  Furniture                                     147,533          44,818            --           192,351
  Leasehold improvements                          6,462            --              --             6,462
                                           ------------    ------------    ------------    ------------
                                              1,133,608         702,465            --         1,836,073
Less accumulated depreciation                  (919,558)        (56,523)      (1)56,523        (919,558)
                                           ------------    ------------    ------------    ------------

    Net Property and Equipment                  214,050         645,942          56,523         916,515
                                           ------------    ------------    ------------    ------------

Other Assets:
  Intangible assets, net of amortization      2,040,706            --      (1)8,189,618      10,230,324
  Investment in Corporation                   1,800,000            --              --         1,800,000
  Deposits                                       20,867            --              --            20,867
  Deferred offering costs                        35,000            --              --            35,000
                                           ------------    ------------    ------------    ------------

    Total Other Assets                        3,896,573            --         8,189,618      12,086,191
                                           ------------    ------------    ------------    ------------

    Total Assets                           $  5,662,731    $    846,071    $  7,746,141    $ 14,254,943
                                           ============    ============    ============    ============


                        The accompanying notes are an integral part of these
                     unaudited proforma combined condensed financial statements.

                                                 F-1


                                          PROTOSOURCE CORPORATION
                            UNAUDITED PROFORMA COMBINED CONDENSED BALANCE SHEET
                                               JUNE 30, 2000


                                                                                   Proforma         Proforma
LIABILITIES AND STOCKHOLDERS' EQUITY                  Proto         Suncoast      Adjustments       Combined
------------------------------------                  -----         --------      -----------       --------
Current Liabilities:
  Accounts payable - trade                        $      3,927    $    126,019    $       --      $    129,946
  Accrued expenses                                      43,116         203,721      (1)400,000         646,837
  Deferred revenue                                      23,206          15,299            --            38,505
  Notes payable                                           --           610,183     (1)(500,000)        110,183
  Current portion of long-term debt                  1,563,441            --              --         1,563,441
                                                  ------------    ------------    ------------    ------------

     Total Current Liabilities                       1,633,690         955,222        (100,000)      2,488,912
                                                  ------------    ------------    ------------    ------------

Long-Term Debt, net of current portion above            26,920            --              --            26,920
                                                  ------------    ------------    ------------    ------------

Commitments and Contingencies                             --              --              --              --

Stockholders' Equity:
  Preferred stock                                         --              --              --              --
  Common stock                                      13,150,885             119    (1)7,736,871      20,887,875
  Additional paid in capital                            28,158         781,147     (1)(781,147)         28,158
  Accumulated deficit                               (9,176,922)       (890,417)     (1)890,417      (9,176,922)
                                                  ------------    ------------    ------------    ------------

     Total Stockholders' Equity                      4,002,121        (109,151)      7,846,141      11,739,111
                                                  ------------    ------------    ------------    ------------

     Total Liabilities and Stockholders' Equity   $  5,662,731    $    846,071    $  7,746,141    $ 14,254,943
                                                  ============    ============    ============    ============






                           The accompanying notes are an integral part of these
                       unaudited proforma combined condensed financial statements.

                                                   F-2

                             PROTOSOURCE CORPORATION
          UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

The following unaudited proforma combined statement of operations and per share data gives effect to the acquisition of Suncoast by Proto in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma statement of operations gives effect to the acquisition as if it had occurred on January 1, 2000. This proforma statement of operations should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and Suncoast.


                                                                      Proforma       Proforma
                                          Proto         Suncoast     Adjustments     Combined
                                          -----         --------     -----------     --------
Revenue                                $   751,145    $   102,253    $      --      $   853,398

Operating expenses                       1,345,201        397,985           --        1,743,186
                                                                      (2)634,515
Depreciation and amortization              504,626         49,542     (2)(49,542)     1,139,141
                                       -----------    -----------    -----------    -----------

       Income (Loss) From Operations    (1,098,682)      (345,274)      (584,973)    (2,028,929)
                                       -----------    -----------    -----------    -----------

Other Income (Expense):
    Interest expense                       (36,982)       (41,964)          --          (78,946)
    Interest income and other               15,516         (6,873)          --            8,643
                                       -----------    -----------    -----------    -----------

       Total Other Income (Expense)        (21,466)       (48,837)          --          (70,303)
                                       -----------    -----------    -----------    -----------

       Net Income (Loss)               $(1,120,148)   $  (394,111)   $  (584,973)   $(2,099,232)
                                       ===========    ===========    ===========    ===========

Net Income (Loss) Per Basic and
  Diluted Share of Common Stock        $      (.56)                                 $      (.64)

Weighted Average Number of Basic and
  Diluted Common Shares Outstanding      2,002,381                                    3,305,453





                      The accompanying notes are an integral part of these
                   unaudited proforma combined condensed financial statements.

                                              F-3


                             PROTOSOURCE CORPORATION
          UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

The following unaudited proforma combined statement of operations and per share data gives effect to the acquisition of Suncoast by Proto in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma statement of operations gives effect to the acquisition as if it had occurred on January 1, 1999. This proforma statement of operations should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and Suncoast.


                                                                        Proforma         Proforma
                                           Proto         Suncoast      Adjustments       Combined
                                           -----         --------      -----------       --------
Revenue                                $  1,125,225    $    164,535    $       --      $  1,289,760

Operating expenses                        2,348,141         546,013            --         2,894,154
                                                                       (2)1,200,954
Depreciation and amortization               218,077          31,008      (2)(31,008)      1,419,031
                                       ------------    ------------    ------------    ------------

       Income (Loss) From Operations     (1,440,993)       (412,486)     (1,169,946)     (3,023,425)
                                       ------------    ------------    ------------    ------------

Other Income (Expense):
    Interest expense                        (16,763)        (13,881)           --           (30,644)
    Interest income and other               164,116          (4,452)           --           159,664
                                       ------------    ------------    ------------    ------------

       Total Other Income (Expense)         147,353         (18,333)           --           129,020
                                       ------------    ------------    ------------    ------------

       Net Income (Loss)               $ (1,293,640)   $   (430,819)   $ (1,169,946)   $ (2,894,405)
                                       ============    ============    ============    ============

Net Income (Loss) Per Basic and
  Diluted Share of Common Stock        $       (.72)                                   $       (.94)

Weighted Average Number of Basic and
  Diluted Common Shares Outstanding       1,789,453                                       3,092,525





                       The accompanying notes are an integral part of these
                    unaudited proforma combined condensed financial statements.

                                              F-4


                             PROTOSOURCE CORPORATION
                 NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


1. Basis of Presentation
------------------------
     On August 15, 2000, Proto executed a Stock Exchange Agreement (the "Agreement") to purchase all of the outstanding common stock of Suncoast. The assets acquired consist of property and equipment, accounts receivable, subscriber base, intellectual property rights and various other assets. The purchase price was $7,736,990 consisting of 1,303,072 shares of the Company's common stock. The acquisition will be accounted for as a purchase. In addition, Proto shall deposit 1,000,000 shares of its common stock (the "Earnout Shares") with an Escrow Agent. The shares will be held for a maximum of twenty seven months from the date of the acquisition. The Earnout Shares may be earned by Suncoast's shareholders upon meeting certain subscriber and cash flow provisions over a twenty seven month period.

     The proforma combined condensed balance sheet gives effect to the acquisition of Suncoast in a transaction accounted for as a purchase. The transaction is reflected in the proforma balance sheet as if it occurred on June 30, 2000.

     The proforma combined condensed statement of operations gives effect to the acquisition of Suncoast in a transaction accounted for as a purchase. The transaction is reflected in the proforma statement of operations as if it occurred at the beginning of the period presented.

2. Proforma Net Income (Loss) Per Share of Common Stock
-------------------------------------------------------
     The proforma net income (loss) per share of common stock is based on the weighted average number of common shares outstanding after giving effect to the shares issued for the acquisition.

3. Proforma Adjustments
-----------------------
     Adjustments to present the proforma combined condensed financial statements are as follows:

     1. Record the acquisition of Suncoast for $7,736,990 in common stock of the Company. The Company also paid a finders fee of approximately $315,000 in connection with the acquisition and estimates legal expenses and other direct costs of the acquisition to be approximately $85,000 which are added to the cost of the assets acquired.

     2. Record amortization expense of goodwill and depreciation of property and equipment recorded in the acquisition. The goodwill is amortized over a seven year life. Also includes reversal of depreciation and amortization expense of Suncoast for the periods presented.

                                       F-5